HUDSON PACIFIC PROPERTIES, INC.
FIRST QUARTER 2011
Supplemental Operating and Financial Data

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern and Northern California; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Prospectus filed with the Securities and Exchange Commission on April 27, 2011. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. For a discussion of important risks related to Hudson Pacific Properties, Inc.'s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.'s Prospectus dated April 27, 2011. In light of these risks and uncertainties, any forward-looking events described herein or in Hudson Pacific Properties, Inc.'s May 2011 conference call may not occur.

Hudson Pacific Properties, Inc.
First Quarter 2011 Supplemental Operating and Financial Data

Hudson Pacific Properties, Inc.
First Quarter 2011 Supplemental Operating and Financial Data

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Suite 1600, Los Angeles, California 90025 (310) 445-5700
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Jonathan M. Glaser
Chairman of the Board and Chief Executive Officer, Hudson Pacific Properties, Inc	President and Chief Investment Officer, Prologis and President and Chief Executive Officer, Catellus Development Corporation	Managing Member, JMG Capital Management LLC

Richard B. Fried	Mark D. Linehan	Robert M. Moran, Jr.
Managing Member, Farallon Capital Management, L.L.C.	President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC

Barry A. Porter		Howard S. Stern
Managing General Partner, Clarity Partners L.P.		President, Hudson Pacific Properties, Inc.

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Howard S. Stern	Mark T. Lammas
Chief Executive Officer	President	Chief Financial Officer

Christopher Barton	Dale Shimoda	Alexander Vouvalides
EVP, Operations and Development	EVP, Finance	VP, Asset Management

Harout Diramerian	Kay Tidwell	Elva Hernandez
Chief Accounting Officer	EVP, Legal Affairs	Operational Controller
INVESTOR RELATIONS
Addo Communications Andrew Blazier (310) 829-5400 Email Contact: andrewb@addocommunications.com Please visit our corporate Web site at: www.hudsonpacificproperties.com

Hudson Pacific Properties, Inc.
First Quarter 2011 Supplemental Operating and Financial Data

CORPORATE DATA
(unaudited, $ in thousands, except per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties in select growth markets primarily in Northern and Southern California. Our investment strategy is focused on high barrier-to-entry, in-fill locations with favorable, long-term supply demand characteristics. These markets include Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley and the East Bay, which we refer to as our target markets.

This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Web site at www.hudsonpacificproperties.com.

Number of office properties owned	11
Office properties square feet (in thousands)	3,134
Office properties leased rate as of March 31, 2011	89.5%
Office properties occupied rate as of March 31, 2011(1)	87.1%

Number of media & entertainment properties owned	2
Media & entertainment square feet (in thousands)	857
Media & entertainment occupied rate as of March 31, 2011(2)	73.8%

Number of land assets owned	4
Land assets square feet (in thousands)(3)	1,447

Market capitalization (in thousands):
Total debt(4)	$331,800
Series A Preferred Units	12,475
Redeemable non-controlling interest in consolidated real estate entity	41,117
Series B Preferred Stock	87,500
Common equity capitalization(5)	368,423
Total market capitalization	$841,315
Debt/total market capitalization	39.4%
Series A preferred units & debt/total market capitalization	40.9%
Common stock data (NYSE:HPP):
Range of closing prices(6)	$ 14.13-15.30
Closing price at quarter end	$14.70
Weighted average fully diluted shares outstanding (in thousands)(7)	25,059.629
Shares of common stock outstanding on March 31, 2011 (in thousands)(8)	22,452
__________________________

(1)	Represents percent leased less signed leases not yet commenced.

(2)	Percent occupied for media and entertainment properties is the average percent occupied for the 12 months ended March 31, 2011.

(3)	Square footage for land assets represents management's estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(4)
Total debt excludes non-cash loan premium/discount. Total debt includes entire $106.0 million project level indebtedness relating to the Rincon Center project. We owned a 51% interest in this project at March 31, 2011.

(5)
Common equity capitalization represents the shares of common stock (including unvested restricted shares) and OP units outstanding multiplied by the closing price of our stock at the end of the period.

(6)	For the quarter ended March 31, 2011.

(7)
For the quarter ended March 31, 2011. Diluted shares represent ownership in our company through shares of common stock, OP Units and other convertible instruments. Diluted shares do not include shares issuable upon exchange of our series A preferred units which do not become exchangeable until June 29, 2013.

(8)
This amount represents undiluted shares (including unvested restricted shares), and does not include OP units and other convertible equity instruments. Amount includes 7,535 unvested restricted shares held by Mark Burnett, which were subsequently forfeited upon his resignation from our Board of Directors after the end of the most recently completed quarter.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
First Quarter 2011 Supplemental Operating and Financial Data

Consolidated Balance Sheets
(Unaudited, in thousands, except share data)

	March 31, 2011	December 31, 2010
ASSET
Total investment in real estate, net	$832,443	$837,622
Cash and cash equivalents	38,273	48,875
Restricted cash	9,588	4,121
Accounts receivable, net	5,973	4,478
Straight-line rent receivables	7,579	6,703
Deferred leasing costs and lease intangibles, net	81,295	86,385
Deferred financing costs, net	4,752	3,211
Interest rate contracts	1,020	—
Goodwill	8,754	8,754
Prepaid expenses and other assets	4,148	4,416
TOTAL ASSETS	$993,825	$1,004,565

LIABILITIES AND EQUITY
Notes payable	$332,153	$342,060
Accounts payable and accrued liabilities	15,493	11,507
Below-market leases	20,049	20,983
Security deposits	5,221	5,052
Prepaid rent	11,656	10,559
Redeemable non-controlling interest in consolidated real estate entity	41,117	—
Interest rate contracts	30	71
TOTAL LIABILITIES	425,719	390,232

6.25% Series A cumulative redeemable preferred units of the Operating Partnership	12,475	12,475
Redeemable non-controlling interest in consolidated real estate entity	—	40,328

EQUITY
Hudson Pacific Properties, Inc. stockholder's equity:
Series B cumulative redeemable preferred stock	87,500	87,500
Common Stock, $0.01 par value 490,000,000 authorized, 22,451,829 outstanding at March 31, 2011 and 22,436,950 outstanding at December 31, 2010	225	224
Additional paid-in capital	408,911	411,598
Accumulated other comprehensive income	(119)	6
Accumulated deficit	(5,930)	(3,482)
Total Hudson Pacific Properties, Inc. stockholders’ equity	490,587	495,846
Non-controlling unitholders in the Operating Partnership	65,044	65,684
TOTAL EQUITY	555,631	561,530
TOTAL LIABILITIES AND EQUITY	$993,825	$1,004,565

Hudson Pacific Properties, Inc.
First Quarter 2011 Supplemental Operating and Financial Data

Consolidated Statements of Operations (Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,

	2011	2010
Revenues
Office
Rental	$17,514	$2,980
Tenant recoveries	6,031	411
Other	2,087	81
Total office revenues	25,632	3,472
Media & entertainment
Rental	5,480	5,286
Tenant recoveries	343	367
Other property-related revenue	3,271	1,851
Other	78	6
Total media & entertainment revenues	9,172	7,510
Total revenues	34,804	10,982

Operating expenses
Office operating expenses	10,274	1,198
Media & entertainment operating expenses	5,179	4,530
General and administrative	3,146	—
Depreciation and amortization	11,361	2,713
Total operating expenses	29,960	8,441

Income from operations	$4,844	$2,541

Other expense (income)
Interest expense	4,642	2,082
Interest income	(8)	(3)
Unrealized (gain) on interest rate contracts	—	(207)
Acquisition-related expenses	—	—
Other expenses	117	—
	$4,751	$1,872

Net income	$93	$669

Less: Net (income) attributable to preferred stock and units	(2,027)	—
Less: Net (income) attributable to restricted shares	(62)	—
Less: Net (income) loss attributable to non-controlling members in consolidated real estate entities	(813)	(3)
Add: Net loss attributable to unitholders in the Operating Partnership	299	—
Net loss attributable to Hudson Pacific Properties, Inc. shareholders’ / controlling members' equity	$(2,510)	$666
Net loss attributable to shareholders’ per share - basic and diluted	$(0.11)	$—
Weighted average shares of common stock outstanding - basic and diluted	21,949,118	—
Dividends declared per common share	$0.125	$—

Hudson Pacific Properties, Inc.
First Quarter 2011 Supplemental Operating and Financial Data

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

Three Months Ended
March 31, 2011
Funds From Operation (FFO) (1)
Net income	$93
Adjustments:
Depreciation and amortization of real estate assets	11,361
Less: Net income attributable to non-controlling members in consolidated real estate entities	(813)
Less: Net income attributable to preferred stock	(1,832)
FFO	$8,809
Specified items impacting FFO:
Master Halco termination revenue	(2,744)
Master Halco non-cash write-off	716
FFO (after specified items)	$6,781

Weighted average common shares/units outstanding - diluted (2)	25,904
FFO per common share/unit - diluted	$0.34
FFO (after specified items) per common share/unit - diluted	$0.26

Adjusted Funds From Operations (AFFO) (1)
FFO	$8,809
Adjustments:
Straight-line rent	(876)
Amortization of prepaid rent (3)	275
Amortization of above market and below market leases, net	(93)
Amortization of below market ground lease	80
Amortization of lease buy-out costs	339
Amortization of deferred financing costs and loan premium/discount, net	86
Re-occurring capital expenditures, tenant improvements and lease commissions	(1,228)
Non-cash compensation expense	720
AFFO	$8,112

AFFO per common share/unit - diluted	$0.31
Dividends per share declared	$0.125
AFFO payout ratio	39.9%

______________________________

(1)	See page 18 for Management Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

(2)
Includes 844,134 shares, which for purposes of this calculation are assumed to have been issued to our series A preferred unit holders in exchange for their 499,014 series A preferred units, due to their dilutive impact based upon a conversion of such units at a liquidation value of $25.00 per unit into an equivalent value of common shares as if exchanged at the average of our closing share price over the first quarter 2011.

(3)
Represents the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment.

Hudson Pacific Properties, Inc.
First Quarter 2011 Supplemental Operating and Financial Data

DEBT SUMMARY
(In thousands)

The following table sets forth information with respect to our outstanding indebtedness as of March 31, 2011.

			Annual		Balance at
Debt	Outstanding	Interest Rate (1)	Debt Service (1)	Maturity Date	Maturity
Mortgage loan secured by Rincon Center (2)	$106,000	6.08%	$6,529	7/1/2011	$106,000
Mortgage loan secured by First Financial	43,000	5.34%	2,328	12/1/2011	43,000
Mortgage loan secured by Tierrasanta	14,300	5.62%	815	12/1/2011	14,300
Mortgage loan secured by 10950 Washington	30,000	5.94%	1,807	2/1/2012	30,000
Secured Revolving Credit Facility (3)	46,500	LIBOR+ 3.25% to 4.00%	--	6/29/2013	46,500
Mortgage loan secured by Sunset Gower/Sunset Bronson (4)	92,000	LIBOR+3.50%	--	2/11/2016	89,681
Subtotal	$331,800
Unamortized loan premium, net (5)	353
Total	$332,153

______________________________

(1)
Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed, excluding the amortization of loan fees and costs. Annual debt service excludes debt that remains at variable rates.

(2)
Outstanding balance reflects full project level indebtedness on Rincon Center, without pro rata adjustment for our 51% share of the Rincon Center joint venture. On April 29, 2011, we acquired the remaining 49% interest in Rincon Center and closed a seven-year, secured, non-recourse $110 million term loan to refinance the existing project loan on the property, which was scheduled to mature on July 1, 2011. The new loan bears interest at a fixed rate of 5.134%.

(3)
We entered into a $200.0 million secured revolving credit facility with a group of lenders for which an affiliate of Barclays Capital Inc. acts as administrative agent and joint lead arranger and affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated act as syndication agent and joint lead arranger. Until it was amended on April 4, 2011, the facility bore interest at a rate per annum equal to LIBOR plus 325 basis points to 400 basis points, depending on our leverage ratio, provided that LIBOR was subject to a floor of 1.50%. The secured revolving credit facility contains an accordion feature that allows us to increase the availability by $50.0 million, to $250.0 million, under specified circumstances. On April 4, 2011, we amended our $200 million secured revolving credit facility. As a result of the amendment, the secured revolving credit facility now bears interest at a rate per annum equal to LIBOR plus 250 basis points to 325 basis points (down from 325 basis points to 400 basis points), depending on our leverage ratio, and is no longer subject to a LIBOR floor of 1.50%. The secured revolving credit facility continues to include an accordion feature that allows us to increase the availability by $50.0 million, to $250.0 million, under specified circumstances. The annual fee charged against the unused portion of the facility has also been reduced to 40 basis points (down from 50 basis points).

(4)
On February 11, 2011, we closed a five-year term loan totaling $92.0 million with Wells Fargo Bank, N.A., secured by our Sunset Gower and Sunset Bronson media and entertainment properties. The loan bears interest at a rate equal to one-month LIBOR plus 3.50%. $37.0 million of the loan was subject to an interest rate contract, which swaps one-month LIBOR to a fixed rate of 0.75% through April 30, 2011. On March 16, 2011, we purchased an interest rate cap in order to cap one-month LIBOR at 3.715% with respect to $50.0 million of the loan through its maturity on February 11, 2016. Proceeds from the loan were used to fully refinance a $37.0 million mortgage loan secured by our Sunset Bronson property that was scheduled to mature on April 30, 2011. The remaining proceeds were used to partially pay down our secured revolving credit facility. Until its repayment on February 11, 2011, the $37.0 million mortgage loan secured by our Sunset Bronson property incurred interest at a rate of one-month LIBOR plus 3.65% and was subject to the same interest rate contract swapping one-month LIBOR to a fixed rate of 0.75% described earlier.

(5)	Represents unamortized amount of the non-cash mark-to-market adjustment on debt associated with the First Financial, Tierrasanta, Rincon and 10950 Washington loans.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
First Quarter 2011 Supplemental Operating and Financial Data

OFFICE PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS

County	Number of Properties	Square Feet (1)	Percent of Total	Percent Occupied (2)	Annualized Base Rent (3)	Annualized Base Rent Per Leased Square Foot (4)

San Francisco (5)	4	2,027,929	64.7%	84.4%	$37,867,021	$22.14

Los Angeles	5	667,738	21.3%	94.4%	20,042,825	31.81

Orange County	1	333,922	10.7%	86.9%	7,157,822	24.67

San Diego	1	104,234	3.3%	94.0%	1,548,236	15.80

	11	3,133,823	100.0%	87.1%	$66,615,904	$24.41

______________________________

(1)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2011, divided by (ii) total square feet, expressed as a percentage.

(3)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2011, by (ii) 12.

(4)	Annualized base rent per leased square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under lease as of March 31, 2011.

(5)	San Francisco amounts include full Rincon Center project without pro rata adjustment for our 51% share of the Rincon Center joint venture.

Hudson Pacific Properties, Inc.
First Quarter 2011 Supplemental Operating and Financial Data

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS

Property	Square Feet (1)	Percent of Total	Percent Occupied (2)	Annual Base Rent (3)	Annual Base Rent Per Leased Square Foot (4)

Sunset Gower	543,709	63.4%	72.3%	$11,944,721	$30.38

Sunset Bronson	313,723	36.6%	76.3%	9,365,841	39.13

	857,432	100.0%	73.8%	$21,310,562	$33.69

______________________________

(1)
Square footage for media and entertainment properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Percent occupied for media and entertainment properties is the average percent occupied for the 12 months ended March 31, 2011.

(3)	Annual base rent for media and entertainment properties reflects actual base rent for the 12 months ended March 31, 2011, excluding tenant reimbursements.

(4)	Annual base rent per leased square foot for the media and entertainment properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of March 31, 2011.

Hudson Pacific Properties, Inc.
First Quarter 2011 Supplemental Operating and Financial Data

TEN LARGEST OFFICE TENANTS (1)

Tenant	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent (2)	Percent of Annualized Base Rent
Bank of America	1	1	Various (3)	835,649	26.7%	$9,950,860	14.9%
AIG	1	1	7/31/2017	166,757	5.3%	6,729,707	10.1%
AT&T	1	1	8/31/2013	155,964	5.0%	5,850,333	8.8%
Technicolor Creative Services USA, Inc.	1	1	5/31/2020	114,958	3.7%	4,103,173	6.2%
GSA - U.S. Corps of Engineers	1	1	2/19/2017	89,995	2.9%	3,150,982	4.7%
Kondaur Capital Corp.	1	1	3/31/2013	125,208	4.0%	3,095,142	4.6%
Saatchi & Saatchi North America, Inc.	1	1	12/31/2019	113,000	3.6%	3,069,070	4.6%
NFL Enterprises	1	1	3/31/2015	95,570	3.0%	2,864,674	4.3%
State of California	1	1	7/31/2012	35,452	1.1%	1,659,606	2.5%
Heald College	1	1	12/13/2020	55,827	1.8%	1,116,538	1.7%
Total	10	10		1,788,380	57.1%	$41,590,085	62.4%

______________________________

(1)	Top Ten Largest Office Tenants is determined by Annualized Base Rental Income as of March 31, 2011.

(2)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2011, by (ii) 12.

(3)
Bank of America lease expiration by square footage: (1) 28,574 sf at 12/31/2011; (2) 25,474 sf at 12/31/2012; (3) 236,522 sf at 12/31/2013; (4) 331,197 sf at 12/31/2015; and (5) 213,882 sf at 12/31/2017.

Hudson Pacific Properties, Inc.
First Quarter 2011 Supplemental Operating and Financial Data

OFFICE PORTFOLIO LEASING ACTIVITY

Total Gross Leasing Activity
Rentable square feet	130,855
Number of leases	20

Gross New Leasing Activity
Rentable square feet	98,272
New cash rate	$29.38
Number of leases	16

Gross Renewal Leasing Activity
Rentable square feet	32,583
Renewal cash rate	$23.17
Number of leases	4

Net Absorption
Leased rentable square feet	88,862

Cash Rent Growth (1)
Expiring Rate	$23.18
New/Renewal Rate	$21.84
Change	(5.7)%

Straight-Line Rent Growth (2)
Expiring Rate	$21.82
New/Renewal Rate	$23.24
Change	6.5%

Weighted Average Lease Terms
New (in months)	74
Renewal (in months)	63

Tenant Improvements and Leasing Commissions (3)	Total Lease Transaction Costs Per Square Foot	Annual Lease Transaction Costs Per Square Foot
New leases	$42.94	$6.96
Renewal leases	$22.72	$4.31
Blended	$37.91	$6.37
______________________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
First Quarter 2011 Supplemental Operating and Financial Data

OFFICE LEASE EXPIRATIONS - ANNUAL

Year of Lease Expiration	Square Footage of Expiring Leases	Percent of Office Portfolio Square Feet	Annualized Base Rent (1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot (2)	Annualized Base Rent Per Lease Square Foot at Expiration (3)
Available	328,446	10.5%	$—	—	$—	$—
2011	164,487	5.2%	3,936,349	5.7%	23.93	23.96
2012	145,179	4.6%	4,637,352	6.7%	31.94	33.10
2013	708,804	22.6%	17,070,855	24.8%	24.08	25.04
2014	112,541	3.6%	3,122,542	4.5%	27.75	30.06
2015	468,537	15.0%	7,511,706	10.9%	16.03	18.27
2016	132,305	4.2%	3,717,816	5.4%	28.10	32.13
2017	590,975	18.9%	15,171,554	22.0%	25.67	28.61
2018	27,613	0.9%	562,686	0.8%	20.38	26.58
2019	195,869	6.3%	5,665,332	8.2%	28.92	33.87
2020	170,785	5.4%	5,219,711	7.6%	30.56	45.82
Thereafter	—	—%	—	—%	—	—
Building management use	11,785	0.4%	—	—%	—	—
Signed leases not commenced	76,497	2.4%	2,193,113	3.2%	28.67	34.25
Total/Weighted Average	3,133,823	100.0%	$68,809,016	100.0%	$24.53	$24.70

______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2011, by (ii) 12.

(2)	Annualized base rent per leased square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under lease as of March 31, 2011.

(3)
Annualized base rent per leased square foot at expiration for the office properties is calculated as (i) annualized base rent at expiration divided by (ii) square footage under lease as of March 31, 2011.

Hudson Pacific Properties, Inc.
First Quarter 2011 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS - NEXT FOUR QUARTERS

County		Q2 2011	Q3 2011	Q4 2011	Q1 2012

San Francisco	Expiring SF	21,470	13,653	28,574	9,126
	Rent per SF (1)	$32.30	$34.10	$12.00	$41.52
Los Angeles	Expiring SF	9,277	12,867	6,474	12,418
	Rent per SF (1)	$34.68	$21.42	$29.47	$33.13
Orange	Expiring SF	5,651	33,482	5,173	4,346
	Rent per SF (1)	$26.77	$27.64	$24.81	$27.90
San Diego	Expiring SF	8,305	—	6,133	—
	Rent per SF (1)	$15.28	$—	$11.21	$—

______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2011, by (ii) 12.

Hudson Pacific Properties, Inc.
First Quarter 2011 Supplemental Operating and Financial Data

OFFICE PORTFOLIO DIVERSIFICATION

	Total	Annualized Rent as
Industry	Square Feet (1)	of Percent of Total
Business Services	75,283	3.2%
Educational	96,713	4.1%
Financial Services	1,086,478	25.5%
Insurance	211,478	11.8%
Legal	141,777	5.7%
Media & Entertainment	333,553	15.8%
Other	76,416	2.1%
Real Estate	49,209	2.3%
Retail	174,023	5.4%
Technology	216,139	10.8%
Advertising	115,735	4.7%
Government	125,447	7.2%
Healthcare	26,629	1.3%
Total	2,728,880	100.0%

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(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
First Quarter 2011 Supplemental Operating and Financial Data

DEFINITIONS

Funds From Operations (FFO): We calculate funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income(loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense, and amortization of deferred financing costs and loan premium/discount, subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of deferred financing costs and debt discounts/premium. We also add to FFO the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.